File No. 024-12239

As filed with the Securities and Exchange Commission on May 22, 2023

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated May 22, 2023

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

GEMZ Corp. NV

750,000,000 Shares of Common Stock

By this Offering Circular, GEMZ Corp. NV, a Nevada corporation, is offering for sale a maximum of 750,000,000 shares of its common stock (the “Offered Shares”), at a fixed price of $_____[0.002-0.01] per share (the price to be fixed by a post-qualification supplement), pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $5,000 of the Offered Shares is required in this offering; any additional purchase must be in an amount of at least $1,000. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments.

Please see the “Risk Factors” section, beginning on page 4, for a discussion of the risks associated with a purchase of the Offered Shares.

We estimate that this offering will commence within two days of the SEC’s qualification of the Offering Statement of which this Offering Circular forms a part; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Securities Offered	Number of Shares	Price to Public	Commissions (1)	Proceeds to Company (2)
Common Stock	750,000,000	$_____[0.002-0.01]	$-0-	$_____[1,500,000-3,500,000]

(1)	We do not intend to offer and sell the Offered Shares through registered broker-dealers or utilize finders. However, should we determine to employ a registered broker-dealer of finder, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.
(2)	Does not account for the payment of expenses of this offering estimated at $20,000. See “Plan of Distribution.”

Our common stock is quoted in the over-the-counter under the symbol “GMZP” in the OTC Pink marketplace of OTC Link. On May 19, 2023, the closing price of our common stock was $0.0023 per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of our single share of Special 2021 Series A Preferred Stock which precludes current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The single share of Special 2021 Series A Preferred Stock has the voting rights equal to 60% of all shares eligible to vote. Our sole officer and director, as the owner of the single share of Special 2021 Series A Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution—State Law Exemption and Offerings to Qualified Purchasers” (page 16). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is ______, 2023.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to GEMZ Corp., a Nevada corporation, including its subsidiaries.

Our Company

History. Our company was incorporated in the State of Colorado on August 9, 1995, as Advanced Ceiling Supplies, Inc. On April, 2000, our company completed a reverse merger with United Ventures Group, Inc., a Delaware corporation. In October 2000, our corporate name changed to American Jewelry Corp. In February 2002, we changed our state of incorporation from Delaware to Nevada. In July 2002, our corporate name changed to MSM Jewelry Corp. In October 2003, our corporate name changed to GEMZ Corp. On June 21, 2021, our corporate name changed to Gamma Zed Partners Corp. On June 29, 2021, our corporate name changed to GEMZ Corp. NV.

Custodian. On June 3, 2021, the District Court of Clark County, Nevada, case number A21-834775-C, entered an Order Granting Application for Appointment (the “Order”) of SSM Monopoly Corporation as Custodian of our company. On June 4, 2021, the Custodian authorized the Special 2021 Series A Preferred Stock, with one (1) share authorized, convertible at 1 for 1,000,000,000 common shares and super voting rights of 60% of all votes. On June 4, 2021, the caused the issuance to itself of one (1) share of Special 2021 Series A Preferred Stock. On May 11, 2022, the custodianship was discharged in Clark County District Court.

Change-in-Control Transaction. On March 2, 2023, there occurred a change in control of our company. On such date, Lucky Pony, LLC, a company owned by our sole officer and director, Stephen W. Carnes, purchased the single outstanding share of our Special 2021 Series A Preferred Stock from Kareem Mansour, the control person of the Custodian, for $75,000 in cash. Mr. Carnes was appointed as our sole officer and director effective at the closing of such transaction.

On March 20, 2023, we acquired 100% of the outstanding capital stock of BadgerBloX Homes, Inc., a Wisconsin corporation (“BadgerBloX”). BadgerBloX is a container conversion company based outside Green Bay, Wisconsin, that specializes in transforming cargo containers into homes, hunting cabins, and portable office and workspace units. BadgerBloX offers entry-level, mid-level and upgraded high-end conversion options to cater to the specific requirements of each customer. BadgerBloX’s LynX linking technology allows for multiple connected containers, enabling larger overall living space. The Board of Directors of our company has adopted the business plan of BadgerBloX as the primary focus of our future business operations. (See “Business”)

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Offering Summary

Securities Offered	750,000,000 shares of common stock, par value $0.001 (the Offered Shares).
Offering Price	$_____[0.002-0.01] per Offered Share.
Shares Outstanding Before This Offering	818,994,694 shares issued and outstanding as of the date hereof.
Shares Outstanding After This Offering	1,568,994,694 shares issued and outstanding, assuming the sale of all of the Offered Shares hereunder.
Minimum Number of Shares to Be Sold in This Offering	None.
Disparate Voting Rights	The single outstanding share of our Special 2021 Series A Preferred Stock possesses superior voting rights, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The single share of Special 2021 Series A Preferred Stock has the voting rights equal to 60% of all shares eligible to vote. Our sole officer and director owns the single share of our Special 2021 Series A Preferred Stock and will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and (“Security Ownership of Certain Beneficial Owners and Management”).
Investor Suitability Standards	The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.
Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “GMZP” in the OTC Pink marketplace of OTC Link.
Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.
Use of Proceeds	We will apply the proceeds of this offering for engineering, product marketing, production, inventory, general and administrative expenses and working capital. (See “Use of Proceeds”).
Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.
Corporate Information	Our principal executive offices are located at 2180 N. Park Avenue, Suite 200 Winter Park, Florida 32789; our telephone number is 407-674-9444; our corporate website is located at www.badgerblox.com. No information found on our company’s website is part of this Offering Circular.

Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

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RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Related to Our Company

For a significant period of time prior to our March 2023 acquisition of BadgerBloX, we identified ourselves as a “shell company,” as defined by Rule 405 of the Securities Act of 1933, as amended, and Rule 12b-2 of the Securities Exchange Act of 1934. Because we only recently emerged from “shell company” status and due to the fact that BadgerBloX is a development stage business, there is no assurance that we will ever generate revenues from our business operations or that we will ever earn a profit. Further, any losses reported by us in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

We do not have a successful operating history. Until March 2023, we had not engaged in active business operations for several years, which makes an investment in the Offered Shares highly speculative in nature. Because of this lack of operating success, it is difficult to forecast our future operating results. Additionally, our operations will be subject to risks inherent in the implementation of new business strategies, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing greater awareness. Our performance and business prospects will suffer if we are unable to overcome the following challenges, among others:

•	our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a going concern;
•	our ability to execute our business strategies;
•	our ability to manage our expansion, growth and operating expenses;
•	our ability to finance our business;
•	our ability to compete and succeed in a competitive industry; and
•	future geopolitical events and economic crisis.

We may be unable to obtain sufficient capital to implement our full plan of business. Currently, we do not have sufficient financial resources with which to establish our business strategies. There is no assurance that we will be able to obtain sources of financing, including in this offering, in order to satisfy our working capital needs.

There are risks and uncertainties encountered by under-capitalized companies. As an under-capitalized company, we are unable to offer assurance that we will be able to overcome our lack of capital, among other challenges.

Our financial statements are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied. We are not required to have our financial statements audited by a firm that is certified by the Public Company Accounting Oversight Board (“PCAOB”). As such, we do not have a third party reviewing the accounting. We may also not be up to date with all publications and releases released by the PCAOB regarding accounting standards and treatments. This circumstance could mean that our unaudited financials may not properly reflect up to date standards and treatments, resulting in misstated financial statements.

In the past, we have not filed our periodic reports in a timely manner. During 2020 and 2021, our company did not timely file all required periodic reports with the SEC and OTC Markets. Since July 2021, we have filed all required periodic reports with OTC Markets and our management intends to remain in compliance our filing obligations in the future. However, there is no assurance that we will be successful in this regard.

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Should we fail to remain current in our filing obligations, investors in our common stock would be deprived of important current information concerning our company upon which to evaluate their investments, including, without limitation:

•	our financial condition and operating results;

•	our ongoing and anticipated future business operations and plans;

•	changes to our management personnel;

•	changes to our capital structure, including changes to shareholder voting rights; and

•	transactions between our company and our affiliates.

In addition, should we fail to remain current in our filing obligations, investors in our common stock could experience significant diminution in the value of their shares. This loss of value could be experienced in a number of ways, which include:

•	A loss of market liquidity for our common stock due to being designated a “limited information” company by OTC Markets, as indicated by a “YIELD” or “STOP” sign on OTCMarkets.com, or being relegated to the “Expert Market” by OTC Markets.

•	An inability of an investor in our common stock to sell such investor’s shares through a brokerage account, due to our company’s having been designated a "limited information" company by OTC Markets.

In these or similar circumstances, an investor in our common stock could lose such investor’s entire investment.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our operations, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of our Chief Executive Officer; the loss of this executive could disrupt our operations and adversely affect the further development of our business. Our success in establishing implementing our real estate business strategies will depend, primarily, on the continued service of our Chief Executive Officer, Stephen W. Carnes. The loss of service of Mr. Carnes, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not entered into an employment agreement with Mr. Carnes. We have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our business plan depends on marketing of our products, which may not be accepted in the marketplace. Our industry is extremely competitive and we have yet to attain any market share. In order to achieve successful operations, we will depend on effective marketing to, first, gain entry into the industry and, then, to achieve market share. We do not employ a marketing agency. Employing a greater number of marketing personnel or a marketing agency would require greater financial resources than we currently possess. Furthermore, our ability to attract independent sales representatives may be limited without greater name recognition, an advertising campaign and market penetration. Unless we are able to address these limitations in our marketing capabilities, you may expect our revenues to be limited and we may have difficulty staying in business. Under such circumstances, our stock cannot be expected to gain in value.

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We are an early-stage company with an unproven business model and our business may not become profitable. We are an early-stage company with a limited operating history upon which you can evaluate our business. We have very limited historical financial data. As a result of these factors, the revenue and income potential of our business is unproven, and we have only a limited operating history upon which to base an evaluation of our current business and future prospects. Because of our limited operating history, we have limited insight into trends that may emerge and affect our business. We may make errors in predicting and reacting to relevant business trends, which could harm our business. Early-stage companies in new and rapidly evolving markets such as ours frequently encounter risks, uncertainties, and difficulties, including those described in this section. We may not be able to successfully address any or all of these risks. Failure to adequately address such risks could cause our business, financial condition, results of operations and prospects to suffer.

Our revenues are susceptible to declines as a result of unfavorable economic conditions. Economic downturns could affect our industry more severely than other industries. A decrease in our revenue could pose a challenge to our cash generation from future operations.

Our financial condition could be adversely affected if our available liquidity is insufficient. If our business is significantly adversely affected by further deterioration in the economic environment or otherwise, it could lead us to seek new or additional sources of liquidity to fund our needs. Currently, for a non-investment-grade company such as ours, the capital markets are challenging, with limited available financing and at higher costs than in recent years. There can be no guarantees that we would be able to access any new sources of liquidity on commercially reasonable terms or at all.

We may lose or fail to attract and retain key employees and management personnel. As we expand our operations, our employees will be extremely important assets. An important aspect of our competitiveness will be our ability to attract and retain key employees and management personnel. Our ability to do so is influenced by a variety of factors, including the compensation we award, and could be adversely affected by our financial or market performance.

We currently have limited management and staff, which could limit our ability to effectively seize market opportunities and grow our business. Our operations are subject to all of the risks inherent in a growing business enterprise, including the likelihood of operating losses. As a smaller company with a limited operating history, our success will depend, among other factors, upon how we manage the problems, expenses, difficulties, complications and delays frequently encountered in connection with the growth of a new business, products and channels of distribution, and current and future development. In addition, as a company with a limited operating history and limited management and staff to grow our business and manage the risks inherent in a growing business enterprise, these factors could limit our ability to effectively seize market opportunities and grow.

Our ability to grow our business may depend on developing a positive brand reputation. Establishing and maintaining a positive brand reputation is critical to attracting new customers. If we are unable to establish, maintain and enhance our brand reputation and customer satisfaction, our ability to attract new customers will be harmed.

Investors may lose their entire investment if we fail to reach profitability. We have no demonstrable operations record from which you can evaluate the business and its prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. We cannot guarantee that we will be successful in accomplishing our objectives. To date, we have incurred losses and will continue to do so in the foreseeable future. Investors should therefore be aware that they may lose their entire investment in the securities.

Litigation or legal proceedings could expose us to significant liabilities and damage our reputation. We may become party to litigation claims and legal proceedings. Litigation involves significant risks, uncertainties and costs, including distracting of management’s attention away from our current business operations. We evaluate litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we establish reserves and/or disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. We caution you that actual outcomes or losses may differ materially from those envisioned by our current assessments and estimates. Our policies and procedures require strict compliance by our employees and agents with all United States and local laws and regulations applicable to our business operations, including those prohibiting improper payments to government officials. Nonetheless, there can be no assurance that our policies and procedures will always ensure full compliance by our employees and agents with all applicable legal requirements. Improper conduct by our employees or agents could damage our reputation in the United States and internationally or lead to litigation or legal proceedings that could result in civil or criminal penalties, including substantial monetary fines, as well as disgorgement of profits.

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If we do not effectively manage changes in our business, these changes could place a significant strain on our management and operations. To manage our growth successfully, we must continue to improve and expand our systems and infrastructure in a timely and efficient manner. Our controls, systems, procedures and resources may not be adequate to support a changing and growing company. If our management fails to respond effectively to changes and growth in our business, including acquisitions, this could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

Our operating expenses could increase without a corresponding increase in revenues. Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our consolidated financial results and on an investment in the Offered Shares. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

Our lack of adequate directors and officers liability insurance may also make it difficult for us to retain and attract talented and skilled directors and officers. In the future, we may be subject to litigation, including potential class action and shareholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors, should they be subject to legal action based on their service to our company, could have a material adverse effect on our financial condition, results of operations and liquidity. Further, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

We depend on third parties for transportation services, and limited availability or increases in costs of transportation could adversely affect our business and operations. Our business will depend on the transportation of a large number of products, via railroad or truck, and we will rely primarily on third parties for transportation of the products we manufacture or distribute and for the delivery of our raw materials. If any of our third-party transportation providers were to fail to deliver raw materials to us or to our customers in a timely manner, we may be unable to complete projects in a timely manner and may, among other things, incur penalties for late delivery. In addition, if any of these third parties were to cease operations or cease doing business with us, we may be unable to replace them at reasonable cost. Any failure of a third-party transportation provider to deliver in a timely manner could harm our reputation, negatively affect our customer relationships, and have a material adverse effect on our operating results, cash flows, and financial condition. Additionally, an increase in transportation rates or fuel surcharges could adversely affect our sales, profitability, and cash flows.

Our liability for estimated warranties may be inadequate, which could materially adversely affect our business, financial condition and results of operations. We will be subject to construction defect and warranty claims arising in the ordinary course of business. These claims are common in the construction industry and can be costly. A large number of warranty claims could have a material adverse effect on our results of operations.

The cyclical and seasonal nature of the construction industry causes our revenues and operating results to fluctuate, and we expect this cyclicality and seasonality to continue in the future. The construction industry is highly cyclical and seasonal and is influenced by many international, national and regional economic factors, including the availability of consumer and wholesale financing, seasonality of demand, consumer confidence, interest rates, income levels and general economic conditions, including inflation and recessions. As a result of the foregoing factors, the revenues and operating results we derive from customers will fluctuate and we currently expect them to continue to fluctuate in the future. These and other economic factors could have a material adverse effect on demand for our products and our financial condition and operating results.

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Our business depends on the construction industry and general business, financial market and economic conditions. The construction industry is cyclical and significantly affected by changes in general and local economic and real estate conditions, such as employment levels, consumer confidence, demographic trends, housing demand, inflation, deflation, interest rates and credit availability. Changes in these general and local economic conditions or deterioration in the broader economy could negatively impact the level of purchases, capital expenditures and creditworthiness of our indirect customers and suppliers, and, therefore, our royalty income and financial condition, results of operations and cash flows. Changes in these economic conditions may affect some of our regions or markets more than others. If adverse conditions affect our larger markets, they could have a proportionately greater impact on us than on some other companies. In addition, any uncertainty regarding global economic conditions, such as rising gas prices and inflation, may have an adverse effect on the results of operations and financial condition of us or our customers, distributors and suppliers.

A material disruption at one of our suppliers’ facilities could prevent us from meeting customer demand, reduce our sales and negatively affect our overall financial results. Any of the following events could cease or limit operations unexpectedly: fires, floods, earthquakes, hurricanes, on-site or off-site environmental incidents or other catastrophes; global pandemic; utility and transportation infrastructure disruptions; labor difficulties; other operational problems; or war, acts of terrorism or other unexpected events. Any downtime or damage at our suppliers’ facilities or our facilities could prevent us from meeting customer demand for our products or require us to make more expensive purchases from a competing supplier. If our suppliers were to incur significant downtime, our ability to satisfy customer requirements could be impaired, resulting in customers seeking products from other distributors, as well as decreased customer satisfaction and lower sales and operating income.

Cybersecurity risks related to the technology used in our operations and other business processes, as well as security breaches of company, customer, employee and vendor information, could adversely affect our business. We will rely on various information technology systems to capture, process, store and report data and interact with customers, vendors and employees. Despite careful security and controls design, as the prevalence of cyber-attacks continues to increase, our information technology systems, and those of our third-party providers, could become subject to increased security threats, such as phishing and malware incidents. Our security measures may be unable to prevent certain security breaches, and any such network, system, data or other breaches could result in misappropriation of sensitive data, transactional errors, theft of funds, business disruptions, loss of or damage to intellectual property, loss of customers and business opportunities, unauthorized access to or disclosure of confidential or personal information (which could cause a breach of applicable data protection legislation), regulatory fines, penalties or intervention, reputational damage, reimbursement or other compensatory costs and additional compliance costs, any of which could have a material adverse effect on our reputation, business, financial condition, results of operations and cash flows.

Because the techniques used to obtain unauthorized access to, or disable, degrade or sabotage, information technologies systems change frequently, and may not be recognized until after they have been launched against a target, we may be unable to anticipate these techniques, implement adequate preventative measures or remediate any breach in a timely or effective manner. In addition, the development and maintenance of preventative or detective measures is costly, and requires ongoing monitoring and updating as technologies change and efforts to circumvent security measures become more sophisticated. As well as incurring additional costs, sophisticated hardware and operating system software and applications that we procure from third parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the systems, or we may be unable to successfully integrate and launch new systems as planned without disruptions to our operations. Misuse of internal applications, theft of intellectual property, trade secrets, funds or other corporate assets and inappropriate disclosure of confidential information could stem from such incidents.

Despite our efforts, we remain potentially vulnerable to cyber-attacks and security breaches, and any such attack or breach could adversely affect our reputation, business, financial condition or results of operations.

The construction industry is highly competitive, and such competition may increase the adverse effects of industry conditions, including the consolidation of the industry. We operate in a very competitive environment characterized by competition from numerous local, regional and national builders. We may compete for financing, raw materials and skilled management and labor resources. A decline in construction starts could adversely affect demand for our buildings and our results of operations. Increased competition could require us to further increase our selling incentives and/or reduce our prices, which could negatively affect our profits. We may be unable to successfully expand into or compete in the markets in new geographic areas..

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There can be no assurance that modular construction, such as BadgerBlox will achieve market acceptance and grow; thus, the future of our business and the modular construction industry as a whole is uncertain. There can be no assurance that we will achieve market acceptance for our products or that the modular construction market will grow. Our business may be disrupted by the introduction of new competing products and is subject to changing consumer preferences and industry trends, which may adversely affect our ability to plan for the future development and marketing of our products. Although modular construction has particular applications in a wide variety of market segments, there is no assurance that we will be able to establish ourselves within any of such market segments or, even if we do, that general market acceptance for products would continue to increase.

We may not be able to compete effectively in our market. There are numerous competitors within the container conversion industry, including Giant Containers, Container Homes USA, SG Blocks Inc., many of which possess valuable industry relationships and access to greater resources, financial and otherwise, than do we. There is no assurance that we will be able to compete effectively in our industry, nor is there any assurance that we will ever be able to earn a profit. (See “Business—Competition”).

If we fail to maintain a positive reputation with customers concerning our products, we may not be able to attract or retain customers, and our operating results may be adversely affected. We believe that a positive reputation with consumers concerning our products will be highly important in attracting and retaining customers who have a number of choices from which to obtain cargo container conversion products. To the extent our products are perceived as low quality, unreliable or otherwise not compelling to customers, our ability to establish and maintain a positive reputation may be adversely impacted.

If our trademarks and other proprietary rights are not adequately protected to prevent use or appropriation by competitors, the value of the our brand or intellectual property may be diminished, and our business adversely affected. We rely, and expect to continue to rely, on a combination of confidentiality and license agreements with employees, consultants and third parties with whom we have relationships, as well as trademark, copyright, patent and trade secret protection laws, to protect our proprietary rights. If the protection of our intellectual property rights is inadequate to prevent use or misappropriation by third parties, the value of our company may be diminished, competitors may be able to more effectively mimic our technologies and methods of operations, the perception of our business and service to customers and potential customers may become confused in the marketplace, and our ability to attract customers may be adversely affected.

It is possible that the Coronavirus (COVID-19) pandemic, and the actions taken in response thereto, could continue to cause long-lasting stock market volatility and weakness, as well as long-lasting recessionary effects on the United States and/or global economies. On January 30, 2020, the World Health Organization declared the COVID-19 outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Effective April 7, 2023, President Biden declared an end to the COVID-19 health emergency in the United States. However, the actions taken to mitigate the spread of COVID-19 and to mitigate economic damage have had and are expected to continue to have a broad adverse impact on the economies and financial markets of many countries, including the United States.

Risks Related to Securities Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D. So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2,000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

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Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements. Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

Risks Related to Our Organization and Structure

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange’s requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Our holding company structure makes us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our shareholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

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Risks Related to a Purchase of the Offered Shares

The outstanding single share of our Special 2021 Series A Preferred Stock precludes current and future owners of our common stock from influencing any corporate decision. The single outstanding share of our Special 2021 Series A Preferred Stock possesses superior voting rights, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The single share of Special 2021 Series A Preferred Stock has voting rights equal to 60% of all shares eligible to vote. Our sole officer and director, Stephen W. Carnes, owns the single share of our Special 2021 Series A Preferred Stock and will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Security Ownership of Certain Beneficial Owners and Management”).

The outstanding single share of our Special 2021 Series A Preferred Stock may be converted into 1 billion shares of our common stock. The Special 2021 Series A Preferred Stock has rights to convert into 1 billion shares of our common stock, at any time. The effect of the rights of conversion of the Special 2021 Series A Preferred Stock is that the holder, were the holder to convert the share of Special 2021 Series A Preferred Stock into common stock upon the sale of all of the Offered Shares, the holder would be issued a number of shares of common stock equal to approximately 47% of our then-outstanding shares of common stock. (See “Dilution—Ownership Dilution”).

There is no minimum offering and no person has committed to purchase any of the Offered Shares. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

You may never realize any economic benefit from a purchase of Offered Shares. Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our shares of common stock are Penny Stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

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The market price for our common stock has been, and may continue to be, highly volatile. The market for low-priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;
•	operating results that vary from the expectations of investors;
•	changes in expectations as to our future financial performance, including financial estimates by investors;
•	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
•	changes in our capital structure;
•	announcements of innovations or new services by us or our competitors;
•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	lack of success in the expansion of our business operations;
•	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
•	additions or departures of key personnel;
•	asset impairment;
•	temporary or permanent inability to offer our products and services; and
•	rumors or public speculation about any of the above factors.

The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Dilution”).

Our common stock is subject to price volatility unrelated to our operations. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our company’s competitors or our company itself. In addition, the over-the-counter stock market is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution”).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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DILUTION

Ownership Dilution

The information under “Investment Dilution” below does not take into account the potential conversion of the single outstanding share of Special 2021 Series A Preferred Stock into 1,000,000,000 shares of our common stock. The single outstanding share of Special 2021 Series A Preferred Stock may be converted into shares of our common stock at anytime.

The conversion of the outstanding share of Special 2021 Series A Preferred Stock into shares of our common stock would cause holders of our common stock, including the Offered Shares, to incur significant dilution in their ownership of our company. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares,” “Description of Securities” and “Security Ownership of Certain Beneficial Owners and Management”).

Investment Dilution

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our common stock after this offering. Our net tangible book value as of March 31, 2023, was $-0- (unaudited), or $0.00 per share. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding.

The tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold.

Assuming the Sale of 100% of the Offered Shares
Assumed offering price per share	$__[0.002-0.01]
Net tangible book value per share as of March 31, 2023 (unaudited)	$0.00
Increase in net tangible book value per share after giving effect to this offering	$__[0.00-0.00]
Pro forma net tangible book value per share as of March 31, 2023 (unaudited)	$__[0.00-0.00]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$__[0.002-0.01]
Assuming the Sale of 75% of the Offered Shares
Assumed offering price per share	$__[0.002-0.01]
Net tangible book value per share as of March 31, 2023 (unaudited)	$0.00
Increase in net tangible book value per share after giving effect to this offering	$__[0.00-0.00]
Pro forma net tangible book value per share as of March 31, 2023 (unaudited)	$__[0.00-0.00]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$__[0.002-0.01]
Assuming the Sale of 50% of the Offered Shares
Assumed offering price per share	$__[0.002-0.01]
Net tangible book value per share as of March 31, 2023 (unaudited)	$0.00
Increase in net tangible book value per share after giving effect to this offering	$__[0.00-0.00]
Pro forma net tangible book value per share as of March 31, 2023 (unaudited)	$__[0.00-0.00]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$__[0.002-0.01]
Assuming the Sale of 25% of the Offered Shares
Assumed offering price per share	$__[0.002-0.01]
Net tangible book value per share as of March 31, 2023 (unaudited)	$0.00
Increase in net tangible book value per share after giving effect to this offering	$__[0.00-0.00]
Pro forma net tangible book value per share as of March 31, 2023 (unaudited)	$__[0.00-0.00]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$__[0.002-0.01]

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USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares and assuming the payment of no sales commissions or finder’s fees. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%		50%		75%		100%
Offered Shares sold		187,500,000		375,000,000		562,500,000		750,000,000
Gross proceeds	$	[375,000-1,875,000]	$	[750,000-3,750,000]	$	[1,125,000-5,625,000]	$	[1,500,000-7,500,000]
Offering expenses		20,000		20,000		20,000		20,000
Net proceeds	$	[355,000-1,855,000]	$	[730,000-3,730,000]	$	[1,105,000-5,605,000]	$	[1,480,000-7,480,000]

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares. All amounts set forth below are estimates.

Use of Proceeds for Assumed Percentage of Offered Shares Sold in This Offering
	25%		50%		75%		100%
Engineering	$	[25,000-125,000]	$	[35,000-175,000]	$	[50,000-250,000]	$	[65,000-325,000]
Marketing		[20,000-100,000]		[45,000-225,000]		[80,000-400,000]		[125,000-625,000]
Legal and Accounting		[45,000-225,000]		[60,000-300,000]		[75,000-375,000]		[100,000-500,000]
Production and Inventory		[125,000-625,000]		[250,000-1,250,000]		[340,000-1,700,000]		[500,000-2,500,000]
Administrative and Corporate		[25,000-125,000]		[45,000-225,000]		[75,000-375,000]		[125,000-625,000]
Professional Fees and Compensation		[25,000-125,000]		[45,000-225,000]		[60,000-300,000]		[75,000-375,000]
Working Capital		[90,000-530,000]		[250,000-1,270,000]		[425,000-2,205,000]		[490,000-2,530,000]
TOTAL	$	[355,000-1,855,000]	$	[730,000-3,730,000]		$[1,105,000-5,605,000]	$	[1,480,000-7,480,000]

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industry in which we operate, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

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PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 750,000,000 Offered Shares on a best-efforts basis, at a fixed price of $_____[0.002-0.01] per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our Chief Executive Officer, Stephen Carnes. Mr. Carnes will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Carnes is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Carnes:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
•	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
•	is not an associated person of a broker or dealer; and
•	meets the conditions of the following:
• primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
• was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
• did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8% on the sale of Offered Shares effected by the broker-dealer.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please submit a request for information by e-mail to Mr. Carnes at: steve66000@aol.com; all relevant information will be delivered to you by return e-mail.

Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described therein, which are:

•	Electronically execute and deliver to us a subscription agreement; and
•	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

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Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our company’s page on the SEC’s website: www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Qualification and Investor Suitability Standards” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $10,000 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $1,000.

State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. (See “Risk Factors”).

The Offered Shares have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan to sell the Offered Shares in as many states as this offering is able to be qualified. In the case of each state in which we sell the Offered Shares, we will qualify the Offered Shares for sale with the applicable state securities regulatory body or we will sell the Offered Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Offered Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

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Issuance of the Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of (a) 6,300,000,000 shares of common stock, $.001 par value per share; and (b) 5,000,000 shares of preferred stock, $.001 par value per share, of which (1) one share is designated Special 2021 Series A Preferred Stock and (2) 200,000 shares are designated Series A Preferred Stock.

As of the date of this Offering Circular, there were (x) 818,994,694 shares of our common stock issued and outstanding held by 107 holders of record; (y) one (1) share of Special 2021 Series A Preferred Stock is issued and outstanding held by one (1) holder of record; and (z) no shares of Series A Preferred Stock were issued and outstanding.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our capital stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not otherwise disclosed herein.

Special 2021 Series A Preferred Stock

Voting Rights. The single share of Special 2021 Series A Preferred Stock has the voting rights equal to 60% of all shares eligible to vote.

The single share of our Special 2021 Series A Preferred Stock is owned by our sole officer and director, Stephen W. Carnes. Due to the superior voting rights of the Special 2021 Series A Preferred Stock, Mr. Carnes will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Transactions”).

Conversion Rights. The Special 2021 Series A Preferred Stock has rights of conversion into 1 billion shares of our common stock, exercisable at any time.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Transfer Agent

We have retained the services of Pacific Stock Transfer Co. 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119, as the transfer agent for our common stock. Pacific Stock Transfer’s website is located at: www.pacificstocktransfer.com. No information found on Pacific Stock Transfer’s website is part of this Offering Circular.

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BUSINESS

Background

History. Our company was incorporated in the State of Colorado on August 9, 1995, as Advanced Ceiling Supplies, Inc. On April, 2000, our company completed a reverse merger with United Ventures Group, Inc., a Delaware corporation. In October 2000, our corporate name changed to American Jewelry Corp. In February 2002, we changed our state of incorporation from Delaware to Nevada. In July 2002, our corporate name changed to MSM Jewelry Corp. In October 2003, our corporate name changed to GEMZ Corp. On June 21, 2021, our corporate name changed to Gamma Zed Partners Corp. On June 29, 2021, our corporate name changed to GEMZ Corp. NV.

Custodian. On June 3, 2021, the District Court of Clark County, Nevada, case number A21-834775-C, entered an Order Granting Application for Appointment (the “Order”) of SSM Monopoly Corporation as Custodian of our company. On June 4, 2021, the Custodian authorized the Special 2021 Series A Preferred Stock, with one (1) share authorized, convertible at 1 for 1,000,000,000 common shares and super voting rights of 60% of all votes. On June 4, 2021, the caused the issuance to itself of one (1) share of Special 2021 Series A Preferred Stock. On May 11, 2022, the custodianship was discharged in Clark County District Court.

Change-in-Control Transaction. On March 2, 2023, there occurred a change in control of our company. On such date, Lucky Pony, LLC, a company owned by our sole officer and director, Stephen W. Carnes, purchased the single outstanding share of our Special 2021 Series A Preferred Stock from Kareem Mansour, the control person of the Custodian, for $75,000 in cash. Mr. Carnes was appointed as our sole officer and director effective at the closing of such transaction.

On March 20, 2023, we acquired 100% of the outstanding capital stock of BadgerBloX Homes, Inc., a Wisconsin corporation (“BadgerBloX”). BadgerBloX is a container conversion company based outside Green Bay, Wisconsin, that specializes in transforming cargo containers into homes, hunting cabins, and portable office and workspace units. BadgerBloX offers entry-level, mid-level and upgraded high-end conversion options to cater to the specific requirements of each customer. BadgerBloX’s LynX linking technology allows for multiple connected containers, enabling larger overall living space. The Board of Directors of our company has adopted the business plan of BadgerBloX as the primary focus of our future business operations. (See “Business”)

Corporate Information

Our principal executive offices are located at 2180 N. Park Avenue, Suite 200 Winter Park, Florida 32789; our telephone number is 407-674-9444; our corporate website is located at www.gmzpmerger.com. No information found on our company’s website is part of this Offering Circular.

BadgerBloX

Our newly-acquired subsidiary, BadgerBloX Homes Inc., is a container conversion company based outside Green Bay, Wisconsin, that specializes in transforming cargo containers into homes, hunting cabins, and portable office and workspace containers. BadgerBloX offers entry-level, mid-level, and upgraded high-end conversion options to cater to the specific requirements of each customer. BadgerBloX’s LynX linking technology allows for multiple connected containers, enabling larger overall living space.

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Container Conversion Market

The market for container conversions is growing rapidly, with an increasing demand for affordable, flexible and sustainable living and similar spaces. Container conversions offer an excellent alternative to traditional housing, with the added benefit of being portable, customizable and energy efficient. BadgerBloX aims to tap into this growing market, targeting customers looking for affordable and sustainable housing solutions, hunting cabins, and portable office and workspace units.

Container conversion homes, for example, are homes that constructed primarily of shipping containers used to carry goods on trains, trucks and ships. New containers and old, or scrap, containers are able to be used. Shipping containers provide builders a way to construct high quality, sustainable and affordable homes. Further, builders are able to market their container conversion products as environmentally friendly, as they promote the conservation of metal resources.

According to Allied Market Research, the global container homes alone is expected to reach approximately $73 billion by 2025, up from approximately $45 billion in 2017, growing at a CAGR of 6.5% from 2018 to 2025.

Conversion Operations

Our BadgerBloX shipping container conversions are a versatile and cost-effective way to create a wide range of spaces. From cozy living spaces and functional offices to vacation or recreational spots, the possibilities are endless. In addition, we offer high quality fit and finish options, including hardwood floors, chef’s kitchens and custom lighting. We intend to establish a shipping container conversion facility with a portion of the proceeds of this offering or from another funding source.

Plan of Operation

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

With the proceeds of this offering, we intend to increase our product distribution capabilities, which we believe will lead to increased revenues. Specifically, we intend to build our inventory levels to support the launch of our planned marketing efforts.

BadgerBloX’s operations will involve the conversion of cargo containers into homes, hunting cabins, and portable office and workspace units. BadgerBloX’s linking technology will allow for the creation of multiple connected containers, enabling larger overall living and similar spaces. It will also provide installation services and post-installation support to ensure customer satisfaction.

Should we secure at least $100,000 in funding, including through this offering, BadgerBloX anticipates generating increased revenues over the next 24 months. We plan to reinvest profits, if any, in addition to other capital infusions, in expanding its product line, marketing, and hiring additional staff to support its growth. BadgerBloX aims to achieve a growing market share in the container conversion industry.

Marketing and Sales

BadgerBloX will leverage various marketing channels, including social media, Google AdWords, and search engine optimization, to reach its target audience. BadgerBloX representatives will also attend trade shows and other events to showcase its products and services to potential customers and distributors. BadgerBloX’s sales strategy will focus on providing personalized customer service, offering different levels of customization, and providing financing options to make its products more accessible to customers.

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Competition

There are numerous competitors within the container conversion industry, including Giant Containers, Container Homes USA, SG Blocks Inc., many of which possess valuable industry relationships and access to greater resources, financial and otherwise, than do we. There is no assurance that we will be able to compete effectively in our industry, nor is there any assurance that we will ever be able to earn a profit.

Intellectual Property

We intend to rely on patents, licenses, trade secrets, trademarks, copyright registrations and non-disclosure agreements to establish and protect our proprietary rights in our technologies and products. We own the “BadgerBlox” trademark and intend to register such trademark in the near future.

Government Regulation

The design and construction of buildings is controlled at the project level, with local and state municipalities having jurisdiction in most cases. All buildings, conventionally built or modularly built with containers, are subject to published building codes and criteria that must be achieved during the architectural and engineering phase in order to be approved for construction. There are no specific regulations that impact our design and construction technology. While much of the regulation in our industry occurs at the project level, as the BadgerBloX business expands, we will be subject to various federal, state and local government regulations applicable to the business in the jurisdictions in which we operate, including laws and regulations relating to our relationships with our employees, public health and safety, workplace safety, transportation, zoning and fire codes. We strive to operate in accordance with applicable laws, codes and regulations.

Litigation

We have no current, pending or threatened legal proceedings or administrative actions either by or against us that could have a material effect on our business, financial condition, or operations and any current, past or pending trading suspensions.

Facilities

Our sole officer and director, Stephen W. Carnes, provides office space necessary for our current operations at no charge.

Employees

As of the date of this Offering Circular, we have no employees. Our sole officer an director currently serves without compensation.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

Basis of Presentation

Effective March 20, 2023, our company acquired BadgerBloX, Homes, Inc., a Wisconsin corporation (BadgerBloX”), a container conversion company based outside Green Bay, Wisconsin. Until our acquisition of BadgerBloX, our company identified itself as a “shell company.” Effective with our acquisition of BadgerBloX on March 20, 2023, our company ceased to be a “shell company.”

Because our company was a “shell company” for several years prior to March 20, 2023, the date we acquired BadgerBloX, this section presents information concerning BadgerBloX for the periods and as of the dates indicated. This information includes BadgerBloX’s financial results, as well as narrative descriptions thereof. In addition, where appropriate, this section presents pro forma financial information, which assumes our company’s acquisition of BadgerBloX had occurred on certain prior dates, as indicated.

Results of Operations

Our Company - Three Months Ended March 31, 2023 and 2022. During the three months ended March 31, 2022, and for substantially all of the three months ended March 31, 2023, we were a “shell company” and, as such, had no operations.

In March 2023, we acquired 100% of the outstanding capital stock of BadgerBloX Homes, Inc., a Wisconsin corporation (BadgerBloX). BadgerBloX is a container conversion company based outside Green Bay, Wisconsin, that specializes in transforming cargo containers into homes, hunting cabins, and portable office and workspace units. BadgerBloX offers entry-level, mid-level and upgraded high-end conversion options to cater to the specific requirements of each customer. BadgerBloX’ Directors of our company has adopted the business plan of BadgerBloX as the primary focus of our future business operations.

BadgerBloX is a development-stage company with a limited operating history that has not yet generated any revenues.

With the completion of the BHC acquisition in March 2023, we expect that our revenues will increase from quarter to quarter for the foreseeable future, as we add unattended retail locations and establish our planned digital advertising business. However, we cannot predict the levels of our future revenues.

All available capital will be applied to the execution of the business plan of BadgerBloX.

BadgerBloX – Period From Inception (March 1, 2023) through March 20, 2023 (the “Organizational Period”). During the Organizational Period, BadgerBloX engaged in organizational activities, including the development of its complete business plan to enter the container conversion business. Specifically, BadgerBloX completed its informational website and the design of its planned container conversion facility.

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Three Months Ended March 31, 2023 and 2022, Pro Forma. On a combined basis during the three months ended March 31, 2023 and 2022, our company and BadgerBloX generated no revenues and experienced a net loss of $12,524 (unaudited), due to our company’s net loss of $8,762 (unaudited) and the net loss of BadgerBloX of $3,762 (unaudited).

Years Ended December 31, 2022 and 2021. During the years ended December 31, 2022 and 2021, we were a “shell company” and, as such, had no operations.

Years Ended December 31, 2022 and 2021, Pro Forma. On a combined basis during the years ended December 31, 2022 and 2021, our company and BadgerBloX generated no revenues and experienced a net loss of $-0- (unaudited).

Plan of Operation

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

With the proceeds of this offering, we intend to increase our product distribution capabilities, which we believe will lead to increased revenues. Specifically, we intend to build our inventory levels to support the launch of our planned marketing efforts.

BadgerBloX’s operations will involve the conversion of cargo containers into homes, hunting cabins, and portable office and workspace units. BadgerBloX’s LynX linking technology will allow for the creation of multiple connected containers, enabling larger overall living and similar spaces. It will also provide installation services and post-installation support to ensure customer satisfaction.

Should we secure at least $100,000 in funding, including through this offering, BadgerBloX anticipates generating increased revenues over the next 24 months. We plan to reinvest profits, if any, in addition to other capital infusions, in expanding its product line, marketing, and hiring additional staff to support its growth. BadgerBloX aims to achieve a growing market share in the container conversion industry.

Financial Condition, Liquidity and Capital Resources

Our Company – March 31, 2023. At December 31, 2023, we had no cash and had notes payable to affiliates of $28,762 (unaudited). We will have no way of paying these liabilities, unless and until we obtain additional capital, including in this offering. There is no assurance that we will be successful in obtaining such additional capital.

Following our acquisition of BadgerBloX, our company’s current cash position is not adequate for our company to maintain its present level of operations through the remainder of 2023. We must obtain additional capital from third parties, including in this offering, to implement our full business plans. There is no assurance that we will be successful in obtaining such additional capital.

BadgerBloX – March 20, 2023. At March 20, 2023, the date of our acquisition of BadgerBloX, BadgerBlox had no cash and no working capital.

December 31, 2022, Pro Forma. On a combined basis, our company and BadgerBloX had no cash and no working capital.

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COVID-19

On January 30, 2020, the World Health Organization declared the COVID-19 (coronavirus) outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Effective April 7, 2023, President Biden declared an end to the COVID-19 health emergency in the United States. However, the actions taken to mitigate the spread of COVID-19 and to mitigate economic damage have had and are expected to continue to have a broad adverse impact on the economies and financial markets of many countries, including the United States.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

To date, we have not entered into any significant long-term obligations that require us to make monthly cash payments.

Capital Expenditures

We made no capital expenditures during the years ended December 31, 2022 and 2021. We do not expect to make capital expenditures during the next twelve months.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s sole officer and director.

Name	Age	Position(s)
Stephen W. Carnes	59	Chief Executive Officer, Chief Financial Officer, Secretary and Director

Our directors serve until a successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serve until their successor(s) is duly elected and qualified, or until they are removed from office.

Certain information regarding the backgrounds of our sole officer and director is set forth below.

Stephen W. Carnes has served our company as its sole officer and director since March 2023. Since 2015, Mr. Carnes has owned Odurro LLC, a business consulting firm. Since 2018, he has served as manager of Greene Concepts, Inc., a bottling and beverage company (trading symbol: INKW). Since 2020, Mr. Carnes has served as President and Director of Aqua Power Systems, Inc., a logistics and transportation solutions company (trading symbol: APSI). Since March 2023, he has served as CEO and Director of Tocca Life Holdings, Inc., a rock climbing facility operator (trading symbol: TLIF). Mr. Carnes earned a B.S. degree in Business Administration from Indiana University–Purdue University Fort Wayne, Fort Wayne, Indiana.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our sole officer and director, his other business interests and his involvement in our company.

Corporate Governance and Director Independence

Our Board has not established any committees, including an audit committee, a compensation committee or a nominating committee, or any committee performing a similar function. The functions of those committees are being undertaken by our Board. Because we do not have any independent directors, our Board believes that the establishment of committees of our Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor have our officers and directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our officers and directors have not considered or adopted any of these policies as we have never received a recommendation from any shareholder for any candidate to serve on our Board of Directors.

Given our relative size and lack of directors’ and officers’ insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

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As with most small, early-stage companies until such time as our company further develops our business, achieves a revenue base and has sufficient working capital to purchase directors’ and officers’ insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board to include one or more independent directors, we intend to establish an audit committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent, and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an audit committee or other committee of our Board.

Our sole director is not independent. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, Stephen W. Carnes, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time. Mr. Carnes collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

Our Board of Directors has not adopted a Code of Ethics.

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EXECUTIVE COMPENSATION

In General

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Year Ended 12/31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stephen W. Carnes (1) Chief Executive Officer	2022 2021	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---
Kareem Mansour Form Chief Executive Officer	2022 2021	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---

(1) Mr. Carnes did not become our Chief Executive Officer until March 2023.

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stephen W. Carnes	---	---	---	N/A	N/A	---	---	---	---

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Outstanding Equity Awards

During the years ended December 31, 2022 and 2021, our Board of Directors made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors of our company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below does not give effect to certain events, as follows:

Special 2021 Series A Preferred Stock Conversion. The table below does not give effect to the issuance of 1,000,000,000 shares of our common stock upon conversion of the single outstanding share of Special 2021 Series A Preferred Stock, which is owned by our sole officer and director, Stephen W. Carnes. At any time, Mr. Carnes, may initiate such conversion. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Dilution—Ownership Dilution”).

In light of the caveat stated in the foregoing paragraph, the following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instrument is exercisable within 60 days of the date hereof.

	Share Ownership Before This Offering		Share Ownership After This Offering
Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned(2)	Effective Voting Power
Common Stock
Executive Officers and Directors
Stephen Carnes Officers and directors, as a group (1 person)	0 0	0% 0%	0 0	0% 0%	See Note 3 and Note 5
Special 2021 Class A Preferred Stock(3)(4)
Stephen W. Carnes(5)	1	100%	1	100%

*	Less than 1%.
(1)	Based on 818,994,694 shares outstanding, before this offering.
(2)	Based on 1,168,994,694 shares outstanding, assuming the sale of all of the Offered Shares, after this offering.
(3)	The single share of Special 2021 Series A Preferred Stock has the voting rights equal to 60% of all shares eligible to vote. (See Note 4).
(4)	The single share of Special 2021 Series A Preferred Stock may be converted, at any time, into 1,000,000,000 shares of our common stock (See “Description of Securities—Special 2021 Series A Preferred Stock—Conversion Rights”).
(5)	Due to the superior voting rights of the Special 2021 Series A Preferred Stock, Mr. Carnes will be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change in Control

On March 2, 2023, there occurred a change in control of our company. On such date, Lucky Pony, LLC, a company owned by our sole officer and director, Stephen W. Carnes, purchased the single outstanding share of our Special 2021 Series A Preferred Stock from Kareem Mansour, the control person of the Custodian, for $75,000 in cash. Mr. Carnes was appointed as our sole officer and director effective at the closing of such transaction.

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Newlan Law Firm, PLLC, Flower Mound, Texas. Newlan Law Firm, PLLC owns no securities of our company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

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32

GEMZ CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	Three Months Ended March 31,	Year Ended December 31,
	2023	2022

ASSETS
Current Assets
Cash	$–	$–
Total Current Assets	–	–

Investment in consolidated subsidiary - BadgerBloX	20,000	–
Total Assets	$20,000	$–

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIENCY)

Current Liabilities
	$–	$–
Total Current Liabilities	–	–

Note payable - related party (result of BadgerBlox acquisition)	2,762
Note payable - related party	26,000	–
Total Liabilities	28,762	–

Stockholders' Equity (Deficiency)
Series A Preferred Stock, $0.001 par value, 5,000,000 shares authorized, none issued and outstanding at March 31, 2023 and December 31, 2022 respectively	–	–
Special 2021 Series A Preferred Stock, $0.001 par value 1 share authorized, 1 issued and outstanding at March 31, 2023 and December 31, 2022	–	–
Common stock, $0.001 par value; 6,300,000,000 shares authorized, 818,994,694 issued and outstanding, at March 31, 2023 and December 31, 2022	818,995	818,995
Additional paid-in capital	71,416,176	71,416,176
Accumulated deficit	(72,243,933)	(72,235,171)
Total Stockholders' Equity (Deficit)	(8,762)	–

Total Liabilities and Stockholders’ Equity (Deficit)	$20,000	$–

See accompanying notes to consolidated financial statements

F-1

GEMZ CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2023	2022
Revenue	$–	$–

Operating Expenses
General & administrative expenses	8,762	–
Total Operating Expenses	8,762	–

Loss from Operations	(8,762)	–

Other Income (Expense)
	–	–
Total Other Income (Expense)	–	–

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(8,762)	–

Provision for Income Taxes	–	–

NET LOSS	$(8,762)	$–

Net Loss Per Share – Basic and Diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding – Basic and Diluted	818,994,694	6,101,624,694

See accompanying notes to consolidated financial statements

F-2

GEMZ CORP.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

For the Three Months Ended March 31, 2023 and 2022

	Series A Preferred		Special 2021 Series A Preferred		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Capital ($)	Deficit ($)	Equity/(Deficit) ($)
Balance December 31, 2021	–	–	1	–	6,101,624,694	6,101,625	66,133,546	(72,235,171)	–

Net loss for the period ended March 31, 2022	–	–	–	–	–	–	–	–	–
Balance March 31, 2022	–	–	1	–	6,101,624,694	6,101,625	66,133,546	(72,235,171)	–

	Series A Preferred		Special 2021 Series A Preferred		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Capital ($)	Deficit ($)	Equity/(Deficit) ($)
Balance December 31, 2022	–	–	1	–	818,994,694	818,995	71,416,176	(72,235,171)	–

Net loss for the period ended March 31, 2023	–	–	–	–	–	–	–	(8,762)	(8,762)
Balance March 31, 2023	–	–	1	–	818,994,694	818,995	71,416,176	(72,243,933)	(8,762)

See accompanying notes to consolidated financial statements

F-3

GEMZ CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2023	2022
Cash Flows From Operating Activities:
Net Loss	$(8,762)	$–
Adjustments to reconcile net loss to net cash used in operations
Changes in operating assets and liabilities:
Investment in consolidated subsidiary	(20,000)	–
Net Cash Used In Operating Activities	(28,762)	–

Cash Flows From Investing Activities:
	–	–
Net Cash Used in Investing Activities	–	–

Cash Flows From Financing Activities:
Proceeds from notes payable – related parties	28,762	–
Net Cash Provided by Financing Activities	28,762	–

Net Increase (Decrease) in Cash	–	–

Cash at Beginning of Period	–	–

Cash at End of Period	$–	$–

Supplemental disclosure of cash flow information:

Cash paid for interest	$–	$–
Cash paid for taxes	$–	$–

Supplemental disclosure of non-cash investing and financing activities:

Beneficial conversion feature	$–	$–

See accompanying notes to consolidated financial statements

F-4

GEMZ CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 and 2022

(Unaudited)

NOTE 1 – ORGANIZATION AND BUSINESS

GEMZ Corp. (the “Company”, “we”, “us” or “our”), a Nevada corporation, has a fiscal year end of December 31 and is listed on the OTC Pink Markets under the trading symbol GMZP. The Company had abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets. It had also failed to meet the required reporting requirements with the Nevada Secretary of State, hold an annual meeting of stockholders and pay its annual franchise tax from 2008 to 2021 which resulted in its Nevada charter being revoked. The Company also failed to provide adequate current public information as defined in Rule 144, promulgated under the Securities Act of 1933, and was thus subject to revocation by the Securities and Exchange Commission pursuant to Section 12(k) of the Exchange Act. On May 18, 2021, a shareholder filed a petition for custodianship, with the District Court, Clark County, Nevada and was appointed as the custodian of the Company on June 3, 2021. The Company’s Nevada charter was reinstated on June 21, 2021, and all required reports were filed with the State of Nevada soon after. The Company remains inactive as of the date of this report and is currently taking steps to provide adequate current public information to meet the requirements under the Securities Act of 1933. The custodian was not able to recover any of the Company’s accounting records from previous management but was able to get the shareholder information hence the Company’s outstanding common shares were reflected in the equity section of the unaudited financial statements for the years ended December 31, 2022 and 2021.

The issuer was incorporated in the State of Colorado as Advanced Ceiling Supplies Corp. on August 9, 1995. The issuer completed a reverse merger with United Ventures Group, Inc., a Nevada corporation, on April 7, 2000, and changed its name to United Ventures Group, Inc. United Ventures Group, Inc. was originally incorporated as Travelnet International Corp, in the State of Nevada in May 1996 and changed its name to United Ventures Group, Inc. in October 1998. In October 2000, the issuer amended its Articles of Incorporation to change its name to American Jewelry Corp. In July 2002, the issuer amended its Articles of Incorporation to change its name to MSM Jewelry Corp. In October 2002, the issuer amended its Articles of Incorporation to change its name to GEMZ Corp. in October 2003.

On April 27, 2021, SSM Monopoly Corporation, a shareholder of the Company, served a demand to the Company, at the last address of record, to comply with the Nevada Secretary of State statues N.R.S. 78.710 and N.R.S. 78.150. On May 18, 2021, a petition was filed against the Company in the District Court of Clark County, Nevada, entitled “In the Matter of GEMZ CORP., a Nevada corporation” under case number A-21-834775-C by SSM Monopoly Corporation, along with an Application for Appointment of Custodian, after several attempts to locate prior management and reinstate the Company’s Nevada charter, which had been revoked.

On June 3, 2021, the District Court of Clark County, Nevada entered an Order Granting Application for Appointment of SSM Monopoly Corporation LLC (the “Order”), as Custodian of the Company. Pursuant to the Order, the SSM Monopoly Corporation (the “Custodian”) has the authority to take any actions on behalf of the Company, that are reasonable, prudent or for the benefit of pursuant to, including, but not limited to, issuing shares of stock and issuing new classes of stock, as well as entering in contracts on behalf of the Company. In addition, the Custodian, pursuant to the Order, is required to meet the requirements under the Nevada charter.

On June 4, 2021, the Custodian appointed Kareem Mansour as the Company’s sole officer and director. On February 23, 2023, Kareem Mansour sold his controlling interest in a private transaction to Stephen W. Carnes, the now current sole director and president and CEO of the Companay.

F-5

In connection with the change in control on February 23, 2023, the Company acquired a business entity operating under the name BadgerBloX Homes, Inc., a Wisconsin corporation (“BadgerBloX”). BadgerBloX specializes in the development of living and working space solutions crafted from repurposing shipping containers.

Operations will include working with customers to create a custom living/working space that will fit their needs. This will involve a design process that will be determined based on the client’s project location, timeline, budget, and local ordinances.

Manufacturing will consist of utilizing ‘select’ new or used shipping containers of various sizes, purchased from 3rd parties, and building it according to the specific plans and requirements laid out by the customers and the design drawings. This may or may not include custom built cabinetry, pre-manufactured cabinetry, composite or non composite materials. Electrical, plumbing and HVAC will also be completed in house using correct materials that will adhere to specific city, county, and state codes.

BadgerBloX will also offer post build services such as setup, or working with local contractors for water, sewer, power hookup as well as pre delivery support such as grading and landscaping.

BadgerBloX other operations of business will be to provide “for rent” storage solutions using “select” used shipping containers refurbished for commercial or general public storage needs. The Company will also provide delivery and pickup of the storage units.

BadgerBloX recognizes that the key to success lies in the Company’s ability to effectively coordinate their sales and marketing activities. BadgerBloX will develope a comprehensive strategy to reach and engage potential customers, using a variety of channels and strategies.

The Company will establish a presence on multiple social media platforms, including Facebook, Twitter, and Instagram. By regularly posting updates on the Company’s latest products and projects, showcasing customer testimonials, and sharing industry news and trends, BadgerBloX aims to build trust and credibility with their audience and generate leads and sales.

The Company plans to build a database of prospective customers and regularly send out targeted email campaigns to these individuals. These campaigns include information about new products, promotions, and upcoming events, as well as helpful resources like tips and advice for those interested in shipping container conversions. By nurturing these leads and providing valuable information, the Company hopes to convert interested prospects into satisfied customers.

In addition to social media and email marketing, the Company plans to leverage traditional advertising methods to raise awareness of their products and services. They will place ads in relevant industry publications and websites, as well as local newspapers and magazines. This approach will help to attract potential customers who may not have discovered BadgerBloX through other channels.

The Company is committed to developing a well-rounded approach to sales and marketing. By leveraging social media, email marketing, and traditional advertising methods, they hope to reach and engage with a wide audience of potential customers. Through their consistent efforts and commitment to quality, BadgerBloX aims to establish themselves as a trusted and reputable provider of shipping container conversions.

F-6

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has generated no revenues to date and at March 31, 2023 has an accumulated deficit of $72,243,933. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties. No assurance can be given that the Company will be successful in these efforts.

Management plans to identify adequate sources of funding to provide operating capital for continued growth.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) valid transactions are recorded; and (3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principals of Consolidation

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

The Company accounts for cash and cash equivalents under FASB ASC 305, “Cash and Cash Equivalents”, and considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

F-7

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815 “Derivatives and Hedging Activities”.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

Deferred Income Taxes and Valuation Allowance

The Company accounts for income taxes under ASC 740 Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at March 31, 2023.

Financial Instruments

“Fair Value Measurements and Disclosures,” defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

F-8

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2023. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring basis.

Long-lived Assets

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets. We did not recognize any impairment losses for any periods presented. At March 31, 2023, the Company does not have any Long-Lived Assets.

Property and Equipment

The Company follows ASC 360, Property, Plant, and Equipment, for its fixed assets.  Equipment is stated at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets (3 years). As of March 31, 2023, the Company did not have any Fixed Assets.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions. The Company leases office space from an entity that is controlled by the CEO and a Director of the Company.

Stock-Based Compensation

FASB ASC 718 “Compensation – Stock Compensation,” prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity’s past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50 “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date. As of March 31, 2023, the Company did not have any stock-based transactions.

F-9

Earnings (loss) per share

Basic income (loss) per share is computed by dividing net income (loss) attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted income (loss) per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and upon the conversion of notes. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation.

Forgiveness of Indebtedness

The Company follows the guidance of AS 470.10 related to debt forgiveness and extinguishment. Debts of the Company are considered extinguished when the statute of limitations in the applicable jurisdiction expires or when terminated by judicial authority such as the granting of a declaratory judgment. Debts to related parties or shareholders are treated as capital transactions when forgiven or extinguished and credited to additional paid in capital. Debts to non-related parties are treated as other income when forgiven or extinguished.

Leases

In February 2016, the FASB issued ASU 2016-02, “Leases” Topic 842, which amends the guidance in former ASC Topic 840, Leases (“ASC 840”). The new standard increases transparency and comparability most significantly by requiring the recognition by lessees of right-of-use (“ROU”) assets and lease liabilities on the balance sheet for all leases longer than 12 months. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. For lessees, leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement, over the expected term on a straight-line basis. Operating leases are recognized on the balance sheet as right-of-use assets, current operating lease liabilities and non-current operating lease liabilities. We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities on our consolidated balance sheets. Finance leases are included in property and equipment, current liabilities, and long-term liabilities on our consolidated balance sheets.

When the Company initiates a lease, we will record the transaction in accordance with ASC 840.

Recently Issued Accounting Pronouncements

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

NOTE 4 – INVESTMENT IN CONSOLIDATED SUBSIDIARY

On February 23, 2023, coincidental to the change of control, the Company made an investment to acquire 100% of the assets of BadgerBloX, now a wholly-owned subsidiary of the Company. This developmental stage business, as descripted in Note 1, is working to full-fill its business plan.

F-10

NOTE 5 – NOTES PAYABLE – RELATED PARTY

Beginning on February 23, 2023, the Company issued a demand note to an officer of the Company who will periodically advance monies to the Company for operating expenses. This demand note will accumulate as monies are advanced. The note has no interest obligations and is not convertible into the Company’s stock and does not have a maturity date. The Company will repay the related party at such time as is economically feasible for the Company to do so without it causing significant burden to the Company. At March 31, 2023, the related party has advance a total of $26,000.

On March 31, 2023, the Company issued a demand note to an officer of the Company who has advanced monies to the Company’s wholly-owned subsidiary (BadgerBlox) for operating expenses from inception of the subsidiary through March 31, 2023. This demand note will accumulate as monies are advanced. The note has no interest obligations and is not convertible into the Company’s stock and does not have a maturity date. The Company will repay the related party at such time as is economically feasible for the Company to do so without it causing significant burden to the Company. At March 31, 2023, the related party has advance a total of $2,762.

NOTE 6 – SHAREHOLDERS’ EQUITY

Common Stock

The Company has 6,300,000,000 authorized common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

On May 11, 2022, the custodianship was discharged in Clark County District Court. Upon the discharge, 5,282,630,000 shares were ordered cancelled by the Court Order. On July 21, 2002, the 5,282,630,000 common shares were cancelled and removed by Pacific Stock Transfer, the Company’s transfer agent.

There were 818,994,694 common shares issued and outstanding at March 31, 2023.

Preferred Stock

The Company is authorized to issue a total of 5,000,001 shares of preferred stock with a par value of $0.001 per share, of which 5,000,000 shares are designated as Series A Preferred Stock, and 1 share is designated as Special 2021 Series A Preferred Stock.

On June 4, 2021, the court-appointed Custodian issued to itself seven hundred thousand (700,00) shares of Series A Preferred Stock for custodian services. On June 4, 2021, by Unanimous Written Consent of the Board of Directors and a majority vote of the shareholders of the Series A Preferred Stock, the Company authorized a 1 for 2,000,001 reverse stock split of the Company’s Series A Preferred Stock with an effective date of June 4, 2021. No fractional shares were issued, leaving zero (0) shares of Series A Preferred Stock being issued and outstanding.

On June 4, 2021, the Custodian designated one share of preferred stock as Special 2021 Series A Preferred Stock at par value of $0.001. The Special 2021 Series A Preferred has 60% voting rights over all classes of stock and is convertible into 1,000,000,000 shares of the Company’s common stock.

On June 4, 2021, the Custodian granted to itself, one share of preferred stock, Special 2021 Series A Preferred Stock at par value of $0.001. This 1 share of Special 2021 Series A Preferred Stock has been transferred to the current President and CEO of the Company as part of the change of control which occurred on February 23, 2023.

F-11

At March 31, 2023, there are no Series A Preferred shares issued and outstanding.

At, March 31, 2023, there is one (1) share of the Special 2021 Series A Preferred share issued and outstanding.

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued. Based on our evaluation, there are no material events that have occurred that require further disclosure.

F-12

GEMZ CORP. NV

Consolidated Balance Sheets

(unaudited)

	12/31/2022	12/31/2021
ASSETS

CURRENT ASSETS
Cash	$–	$–
Prepaid expenses	–	–
TOTAL ASSETS	$–	$–

LIABILITIES AND STOCKHOLDER’S DEFICIT

LIABILITIES
Current liabilities
Accounts payable	$–	$–
Notes payable - related parties	–	–
Notes payable - convertible net of discount	–	–
TOTAL CURRENT LIABILITIES	–	–

STOCKHOLDER’S DEFICIT
Preferred stock, $0.001 par value, 5,000,000 shares authorized
Special 2021 Series A Preferred Stock, 1 share designated issued and outstanding - 1 (December 31, 2021 - 0)	–	–
Series A Preferred Stock, 200,000 shares designated issued and outstanding - 0 (December 31, 2021 - 200,000)	–	200
Common Stock 6,300,000,000 shares authorized, par value $0.001 each 818,994,694 shares issued and outstanding at December 31, 2022 6,101,624,694 shares issued and outstanding at December 31, 2021	818,995	6,101,625
Additional paid-in capital	66,133,546	66,133,346
Additional other comprehensive income	–	–
Accumulated deficit	(72,235,171)	(72,235,171)
Total stockholders’ equity	–	–

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$–	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-13

GEMZ CORP. NV

Consolidated Statements of Operations

(unaudited)

	Year Ended 12/31/22	Year Ended 12/31/21
Revenue:
Sales, net	$–	$–
Cost of sales	–	–
Gross profit	–	–
Operating expenses
Employee compensation and benefits	–	–
Stock-based transaction expense	–	–
Occupancy and equipment	–	–
Advertising	–	–
Research and development	–	–
Professional fees	–	–
Other general and administrative	–	–
Amortization of intangible assets	–	–
Total operating expenses	–	–
Operating loss	–	–
Other income (expense)
Interest income	–	–
Interest expense	–	–
Financing fees	–	–
Discontinued operations	–	–
Total other income (expense)	–	–
Net income (loss)	–	–
Adjustments	–	–
Net comprehensive loss	$–	$–

Net profit (loss) per common share
Basic and Diluted	$0.00	$0.00

Weighted average number of common shares outstanding
Basic and diluted	818,994,694	6,101,624,694

The accompanying notes are an integral part of these unaudited financial statements.

F-14

GEMZ CORP. NV

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2019 Through December 31, 2022

(unaudited)

	Series A Preferred Stock		Special 2021 Series A Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total
Balance, December 31, 2019	200,000	$200	–	$–	6,101,624,694	$6,101,625	$66,133,346	$(72,235,171)	$–
Net income (loss)	–	–	–	–	–	–	–	–	–
Balance, December 31, 2020	200,000	200	–	–	6,101,624,694	6,101,625	66,133,346	(72,235,171)	–
Net income (loss)	–	–	–	–	–	–	–	–	–
Balance, December 31, 2021	200,000	200	–	–	6,101,624,694	6,101,625	66,133,346	(72,235,171)	–
Net income (loss)	–	–	–	–	–	–	–	–	–
Balance, March 31, 2022	200,000	200	–	–	818,994,694	818,995	66,133,346	(72,235,171)	–
Net income (loss)	–	–	–	–	–	–	–	–	–
Balance, June 30, 2022	200,000	200	–	–	818,994,694	818,995	66,133,346	(72,235,171)	–
Issuance of Series A Preferred Stock	700,000	700	–	–	–	–	(700)	–	–
Reverse split Series A Preferred Stock	(900,000)	(900)	–	–	–	–	900	–	–
Issuance of Special 2021 Series A Preferred Stock	–	–	1	–	–	–	–	–	–
Net income (loss)	–	–	–	–	–	–	–	–	–
Balance, September 30, 2022	–	–	1	–	818,994,694	818,995	66,133,346	(72,235,171)	–
Net income (loss)	–	–	–	–	–	–	–	–	–
Balance, December 31, 2022	–	$–	1	$–	818,994,694	$818,995	$66,133,346	$(72,235,171)	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-15

GEMZ CORP. NV

Consolidated Statements of Cash Flows

(unaudited)

	Year Ended 12/31/22	Year Ended 12/31/21
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$–	$–
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	–	–
Accretion of debt discounts	–	–
Stock-based transaction expense	–	–
Provided services	–	–
Research and development	–	–
Loss on disposed fixed asset	–	–
Discontinued operations	–	–
Changes in operating assets and liabilities	–	–
Net cash used in operating activities	–	–

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	–	–
Acquisition of assets	–	–
Net cash provided by investing activities	–	–

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	–	–
Proceeds from issuance of warrants	–	–
Proceeds from issuance of beneficial conversion feature	–	–
Proceeds from issuance of long-term debt	–	–
Payment of debt issuance costs	–	–
Payment of fractional shares	–	–
Proceeds from note payables	–	–
Net cash provided by financing activities	–	–

Net change in cash	–	–
Cash and cash equivalents - beginning of year	–	–
Cash and cash equivalents - end of year	$–	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-16

GEMZ CORP. NV

Notes to Unaudited Consolidated Financial Statements

December 31, 2022

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

GEMZ Corp. NV (the “Company”, “we”, “us” or “our”), a Nevada corporation, has a fiscal year end of December 31 and is listed on the OTC Pink Markets under the trading symbol GMZP. The Company had abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets. It had also failed to meet the required reporting requirements with the Nevada Secretary of State, hold an annual meeting of stockholders and pay its annual franchise tax from 2008 to 2021 which resulted in its Nevada charter being revoked. The Company also failed to provide adequate current public information as defined in Rule 144, promulgated under the Securities Act of 1933, and was thus subject to revocation by the Securities and Exchange Commission pursuant to Section 12(k) of the Exchange Act. On May 18, 2021, a shareholder filed a petition for custodianship, with the District Court, Clark County, Nevada and was appointed as the custodian of the Company on June 3, 2021. The Company’s Nevada charter was reinstated on June 21, 2021, and all required reports were filed with the State of Nevada soon after. The Company remains inactive as of the date of this report and is currently taking steps to provide adequate current public information to meet the requirements under the Securities Act of 1933. The custodian was not able to recover any of the Company’s accounting records from previous management but was able to get the shareholder information hence the Company’s outstanding common shares were reflected in the equity section of the accompanying unaudited financial statements for three months ended December 31, 2022 and 2021.

The issuer was incorporated in the State of Colorado as Advanced Ceiling Supplies Corp. on August 9, 1995. The issuer completed a reverse merger with United Ventures Group, Inc., a Nevada corporation, on April 7, 2000, and changed its name to United Ventures Group, Inc. United Ventures Group, Inc. was originally incorporated as Travelnet International Corp, in the State of Nevada in May 1996 and changed its name to United Ventures Group, Inc. in October 1998. In October 2000, the issuer amended its Articles of Incorporation to change its name to American Jewelry Corp. In July 2002, the issuer amended its Articles of Incorporation to change its name to MSM Jewelry Corp. In October 2002, the issuer amended its Articles of Incorporation to change its name to GEMZ Corp. in October 2003.

On April 27, 2021, SSM Monopoly Corporation, a shareholder of the Company, served a demand to the Company, at the last address of record, to comply with the Nevada Secretary of State statues N.R.S. 78.710 and N.R.S. 78.150. On May 18, 2021, a petition was filed against the Company in the District Court of Clark County, Nevada, entitled “In the Matter of GEMZ CORP., a Nevada corporation” under case number A-21-834775-C by SSM Monopoly Corporation, along with an Application for Appointment of Custodian, after several attempts to locate prior management and reinstate the Company’s Nevada charter, which had been revoked.

On June 3, 2021, the District Court of Clark County, Nevada entered an Order Granting Application for Appointment of SSM Monopoly Corporation LLC (the “Order”), as Custodian of the Company. Pursuant to the Order, the SSM Monopoly Corporation (the “Custodian”) has the authority to take any actions on behalf of the Company, that are reasonable, prudent or for the benefit of pursuant to, including, but not limited to, issuing shares of stock and issuing new classes of stock, as well as entering in contracts on behalf of the Company. In addition, the Custodian, pursuant to the Order, is required to meet the requirements under the Nevada charter.

On June 4, 2021, the Custodian appointed Kareem Mansour as the Company’s sole officer and director.

On June 4, 2021, the court-appointed Custodian issued to itself seven hundred thousand (700,00) shares of Series A Preferred Stock for custodian services. On June 4, 2021, by Unanimous Written Consent of the Board of Directors and a majority vote of the shareholders of the Series A Preferred Stock, the Company authorized a 1 for 2,000,001 reverse stock split of the Company’s Series A Preferred Stock with an effective date of June 4, 2021. No fractional shares were issued, leaving zero (0) shares of Series A Preferred Stock being issued and outstanding.

F-17

On June 4, 2021, the Custodian designated one share of preferred stock as Special 2021 Series A Preferred Stock at par value of $0.001. The Special 2021 Series A Preferred has 60% voting rights over all classes of stock and is convertible into 1,000,000,000 shares of the Company’s common stock.

On June 4, 2021, the Custodian granted to itself, one share of preferred stock, Special 2021 Series A Preferred Stock at par value of $0.001.

On June 21, 2021, the Company filed a Certificate of Revival with the Secretary State of the State of Nevada, which reinstated the Company’s charter under the name Gamma Zed Partners Corp and appointed a new Resident Agent in Nevada. On July 29, 2021, the Company amended its Articles of Incorporation to change its name to Gemz Corp NV. The company is currently a nonoperating holding company.

On May 11, 2022, the custodianship was discharged in Clark County District Court. Upon the discharge, 5,282,630,000 shares were ordered cancelled by the Court Order.

On July 21, 2002, the 5,282,630,000 common shares were cancelled and removed by Pacific Stock Transfer.

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN

Basis of Presentation

The Company has not earned any revenues from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”). Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

Basis of Accounting

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. All intercompany transactions have been eliminated.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has no operations with an accumulated deficit of $72,235,173 as of December 31, 2022. The Company intends to commence operations as set out below and raise the necessary funds to carry out the aforementioned strategies. The Company cannot be certain that it will be successful in these strategies even with the required funding.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-18

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

Financial Instruments

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-	Level 1: Quoted prices in active markets for identical assets or liabilities
-	Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.
-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Concentrations and Credit Risks

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Foreign Currency Translation

The accounts of the Company are accounted for in accordance with the Statement of Financial Accounting Statements No. 52 (“SFAS 52”), “Foreign Currency Translation”. The financial statements of the Company are translated into US dollars as follows: assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders’ equity at historical exchange rate.

Monetary assets and liabilities, and the related revenue, expense, gain and loss accounts, of the Company are re measured at year-end exchange rates. Non-monetary assets and liabilities, and the related revenue, expense, gain and loss accounts are re-measured at historical rates. Adjustments which result from the re-measurement of the assets and liabilities of the Company are included in net income.

Share-Based Compensation

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

F-19

As of December 31, 2022 and 2021, respectively, there was $Nil of unrecognized expense related to non-vested stock based compensation arrangements granted. There have been no options granted during the fiscal years ended December 31, 2022 and 2021, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were offset by a 100% valuation allowance, therefore there has been no recognized benefit as of December 31, 2022 and 2021, respectively. Further it is unlikely with the change of control that the Company will have the ability to realize any future tax benefits that may exist.

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Earnings Per Share

Net income (loss) per share is calculated in accordance with ASC 260, Earnings Per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding on December 31, 2022 and 2021. Due to net operating loss, there is no presentation of dilutive earnings per share, as it would be anti-dilutive.

Forgiveness of Indebtedness

The Company follows the guidance of AS 470.10 related to debt forgiveness and extinguishment. Debts of the Company are considered extinguished when the statute of limitations in the applicable jurisdiction expires or when terminated by judicial authority such as the granting of a declaratory judgment. Debts to related parties or shareholders are treated as capital transactions when forgiven or extinguished and credited to additional paid in capital. Debts to non-related parties are treated as other income when forgiven or extinguished.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

F-20

In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815), which changes both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results, in order to better align an entity’s risk management activities and financial reporting for hedging relationships. The amendments expand and refine hedge accounting for both nonfinancial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. FASB ASU No. 2017-12 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. We are still evaluating the impact that this guidance will have on our financial position or results of operations, and we have not yet determined whether we will early adopt FASB ASU No. 2017-12.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based paymentsto employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance will be effective for the Company in the fiscal year beginning January 1, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes new accounting and disclosure requirements for leases. FASB ASU No. 2016-02 requires lessees to classify most leases as either finance or operating leases and to initially recognize a lease liability and right-of-use asset. Entities may elect to account for certain short-term leases (with a term of 12 months or less) using a method similar to the current operating lease model. The statements of operations will include, for finance leases, separate recognition of interest on the lease liability and amortization of the right-of-use asset and for operating leases, a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a straight-line basis. While we are in the early stages of our implementation process for FASB ASU No. 2016-02, and have not yet determined its impact on our financial position or results of operations, these leases would potentially be required to be presented on the balance sheet in accordance with the requirements of FASB ASU No. 2016-02. FASB ASU No. 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. FASB ASU No. 2016-02 must be applied using a modified retrospective approach, which requires recognition and measurement of leases at the beginning of the earliest period presented, with certain practical expedients available.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning January 1, 2018, with an option to adopt the standard for the fiscal year beginning January 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

F-21

NOTE 4 - INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

Deferred tax assets/liabilities were as follows as of December 30, 2022 and 2021:

	December 31, 2022	December 31, 2021
Net operating loss carry forward	$(72,235,173)	$(72,235,173)
Valuation allowance	(72,235,173)	(72,235,173)
Total	$(72,235,173)	$(72,235,173)

As of December 31, 2022, the Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%.

The Company experienced a change in control during the year, and therefore no more than an insignificant portion of this net operating allowance will ever be used against future taxable income.

NOTE 4 – NOTES PAYABLE – RELATED PARTIES

The following notes payable were from related parties: None.

NOTE 5 – CONVERTIBLE NOTES PAYABLE

There were no convertible notes payable during the periods.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

The Company has entered into no contracts during the year as follows: None.

Legal and other matters

In the normal course of business, the Company may become a party to litigation matters involving claims against the Company. The Company's management is unaware of any pending or threatened assertions and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

F-22

NOTE 7 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing the consolidated financial statements with OTC Markets, the date the consolidated financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the consolidated financial statements thereby requiring adjustment or disclosure, other than those noted below:

Change-in-Control Transaction

On March 2, 2023, there occurred a change in control of the Company. On such date, Lucky Pony, LLC, a company owned by the Company’s current sole officer and director, Stephen W. Carnes, purchased the single outstanding share of the Special 2021 Series A Preferred Stock from Kareem Mansour, the control person of the custodian, for $75,000 in cash. Mr. Cranes was appointed as our sole officer and director effective at the closing of such transaction.

On March 20, 2023, the Company acquired 100% of the outstanding capital stock of BadgerBloX Homes, Inc., a Wisconsin corporation (“BadgerBloX”). BadgerBloX is a container conversion company based outside Green Bay, Wisconsin, that specializes in transforming cargo containers into homes, hunting cabins, and portable office and workspace units. BadgerBloX offers entry-level, mid-level and upgraded high-end conversion options to cater to the specific requirements of each customer. BadgerBloX’s LynX linking technology allows for multiple connected containers, enabling larger overall living space. The Board of Directors of the Company has adopted the business plan of BadgerBloX as the primary focus of its future business operations.

F-23

BADGERBLOX HOMES, INC.

Balance Sheet

(unaudited)

3/20/23
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$–
Total Current Assets	–
TOTAL ASSETS	$–

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Notes payable - related party	$2,762
TOTAL CURRENT LIABILITIES	2,762

STOCKHOLDERS’ EQUITY
Common stock, 1,000 shares authorized, $1.00 par value, 1,000 issued and outstanding at March 20, 2023	1,000
Additional paid-in capital	–
Retained earnings	(3,762)
Total stockholders’ equity	(2,762)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-24

BADGERBLOX HOMES, INC.

Statements of Operations

(unaudited)

Period from Inception (3/1/23) Through 3/20/23
Operating expenses
Professional fees	$550
Stock issued for services	1,000
Licenses and permits	126
Utilities	100
Web development and hosting	1,916
General and administrative expense	70
Total operating expenses	3,762
Profit (loss) from operations	(3,762)
Profit (loss) before income taxes	(3,762)
Provision for income taxes	–
Net profit (loss)	$(3,762)

Net profit (loss) per common share
Basic and Diluted	$(3.76)

Weighted average number of common shares outstanding
Basic and diluted	1,000

The accompanying notes are an integral part of these unaudited financial statements.

F-25

BADGERBLOX HOMES, INC.

Statement of Changes in Stockholders’ Equity

For the Period from Inception (March 1, 2023) Through March 20, 2023

(unaudited)

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
Balance at March 1, 2023	–	$–	$–	$–	$–
Common stock issued for cash	1,000	1,000	–	–	1,000
Net profit (loss)	–	–	–	(3,762)	(3,762)
Balance at February 28, 2022	1,000	$1,000	$–	$(3,762)	$(2,762)

The accompanying notes are an integral part of these unaudited financial statements.

F-26

BADGERBLOX HOMES, INC.

Statement of Cash Flows

(unaudited)

Period from Inception (3/1/23) Through 3/20/23
CASH FLOWS FROM OPERATING ACTIVITIES
Net profit (loss)	$(3,762)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock issued for services	1,000
Net cash used in operating activities	(2,762)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by investing activities	–

CASH FLOWS FROM FINANCING ACTIVITIES
Loan proceeds - related party	2,762
Net cash provided by financing activities	2,762

Net change in cash	–
Cash, beginning of period	–
Cash, end of period	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-27

BADGERBLOX HOMES, INC.

Notes to Unaudited Financial Statements

March 20, 2023

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

BadgerBloX Homes, Inc., aWisconsin corporation, was formed on March 1, 2023, as a privately-held corporation.

The Company is a a container conversion company based outside Green Bay, Wisconsin.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP), and pursuant to the rules and regulations of the Securities and Exchange Commission (the SEC) and are expressed in U.S. Dollars, and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents as of March 20, 2023.

Recent Accounting Pronouncements

The Company has implemented all applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – COMMON STOCK

The Company issued 1,000 shares of common stock to a related party in exchange for $1,000 of services.

NOTE 4 – CHANGE IN CONTROL

On March 20, 2023, ownership of Company was sold to GEMZ Corp. NV(“GMZP”), a publicly-traded company. Following this transaction, the Company is a wholly-owned subsidiary of GMZP.

F-28

GEMZ CORP. NV

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial statements are based on the historical financial statements of GEMZ Corp. NV (“GMZP”) and BadgerBloX Homes, Inc. (“BadgerBloX”) after giving effect to GMZP’s acquisition of BadgerBloX (the “Acquisition”) and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial statements. The effective date of the Acquisition was March 20, 2023.

Unaudited Pro Forma Balance Sheet

The following unaudited pro forma balance sheet has been derived from the balance sheet of GMZP at December 31, 2022 (unaudited), and adjusts such information to give effect to the acquisition of BadgerBloX, as if the acquisition had occurred at December 31, 2022. The unaudited pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at December 31, 2022. The unaudited pro forma balance sheet should be read in conjunction with the notes thereto and BadgerBloX’s financial statements and related notes thereto contained elsewhere herein.

	GMZP	BadgerBloX	Pro Forma Adjustments	Pro Forma
Cash and cash equivalents	$–	$–	$–	$–
Total current assets	–	–	–	–
Total assets	$–	$–	$–	$–
Liabilities	–	–	–	–
Common stock	818,995	–	–	818,995
Additional paid-in capital	66,133,546	–	–	66,133,546
Retained earnings (deficit)	(72,235,171)	–	–	(72,235,171)
Total stockholders’ equity (deficit)	–	–	–	–
Total liabilities and stockholders’ equity (deficit)	$–	$–	$–	$–

See accompanying notes to unaudited pro forma financial statements.

F-29

Unaudited Pro Forma Statements of Operations

Year Ended December 31, 2022

The following pro forma statement of operations has been derived from the statement of operation of GMZP at December 31, 2022, and adjusts such information to give effect to the acquisition of BadgerBloX, as if the acquisition had occurred at January 1, 2022. The pro forma statement of operations is presented for informational purposes only and does not purport to be indicative of the results of operations that would have resulted if the acquisition had been consummated at January 1, 2022. The pro forma statement of operations should be read in conjunction with BadgerBloX’s financial statements and related notes thereto contained elsewhere in this filing.

	GMZP	BadgerBloX	Pro Forma Adjustments	Pro Forma
Revenues	$–	$–	$–	$–
Expenses	–	–	–	–
Profit (loss) before taxes	–	–	–	–
Income tax expense	–	–	–	–
Net profit (loss)	$–	$–	$–	$–
Net profit (loss) per share
Basic and Diluted	$0.00	$0.00	$0.00	$0.00
Weighted average shares outstanding
Basic and Diluted	818,994,694	1,000	(1,000)	818,994,694

See accompanying notes to unaudited pro forma financial statements.

F-30

Notes to Unaudited Pro Forma Financial Statements

Note 1. Basis of Unaudited Pro Forma Presentation

The unaudited pro forma balance sheet as of December 31, 2022, and the unaudited pro forma statement of operations for the year ended December 31, 2022, are based on the historical financial statements of GMZP and BadgerBloX after giving effect to GMZP’s acquisition of BadgerBloX (the “Acquisition”) and the assumptions and adjustments described in the notes herein. No pro forma adjustments were required to conform BadgerBloX’s accounting policies to GMZP’s accounting policies, except that BadgerBlox was assumed to have been in existence during the year ended December 31, 2022.

The unaudited pro forma balance sheet as of December 31, 2022, is presented as if the Acquisition had occurred on December 31, 2022. The unaudited pro forma statement of operations of GMZP and BadgerBloX for the year ended December 31, 2022, is presented as if the Acquisition had taken place on January 1, 2022.

The unaudited pro forma financial statements are not intended to represent or be indicative of the results of operations or financial position of GMZP that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of GMZP.

Note 2. BadgerBloX Acquisition

Effective March 20, 2023, GMZP entered into a Stock Purchase Agreement with the owner of BadgerBloX (the “Acquisition Agreement”), pursuant to which GMZP acquired BadgerBloX, a container conversion company based outside Green Bay, Wisconsin. GMZP has adopted the business plan of BadgerBloX as its overall corporate business plan. Pursuant to the Acquisition Agreement, GMZP delivered $20,000 in cash to the shareholder of BadgerBloX.

Acquisition-related expenses, including legal and accounting fees and other external costs directly related to the acquisition, were expensed as incurred.

Note 3. Pro Forma Adjustments

With respect to the unaudited pro form balance sheet, no pro forma adjustments are included. With respect to the unaudited pro forma statements of income, pro forma adjustments were made only to weighted average shares outstanding, which adjustments were made to reflect the purchase by GMZP of 1,000 shares of common stock BadgerBloX pursuant to the Acquisition Agreement.

F-31

PART III – EXHIBITS

Index to Exhibits

Exhibit No.:	Description of Exhibit	Incorporated by Reference to:
2. Charter and Bylaws
2.1	Articles of Incorporation, part 1	Filed previously.
2.2	Articles of Incorporation, part 2	Filed previously.
2.3	Articles of Incorporation, part 3	Filed previously.
2.4	Articles of Incorporation, part 4	Filed previously.
2.5	Bylaws	Filed previously.
4. Subscription Agreement
4.1	Subscription Agreement	Filed previously.
7. Plan of acquisition, reorganization, arrangement, liquidation, or succession
7.1	BadgerBloX Acquisition Agreement	Filed previously.
11. Consents
11.1	Consent of Newlan Law Firm, PLLC (see Exhibit 12.1)	Filed herewith.
12. Opinion re: Legality
12.1	Opinion of Newlan Law Firm, PLLC	Filed herewith.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winter Park, State of Florida, on May 22, 2023.

GEMZ CORP. NV By: /s/ Stephen W. Carnes Stephen W. Carnes Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Stephen W. Carnes Stephen W. Carnes Chief Executive Officer, Chief Financial Officer, Secretary and Director	May 22, 2023

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